UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No.__)

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

NB TELECOM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule, or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

NB TELECOM, INC.
No. 9 Qinling Road, Yingbin Road Centralized Industrial Park
Harbin Development Zone, Heilongjiang, China 150078

January __, 2009

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) and Series B preferred stock (the “Series B Preferred Stock”) of NB Telecom, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, January 9, 2009. The purpose of the Information Statement is to notify our stockholders that on January 8, 2009, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from one stockholder which has 70.22% of the total voting power holding 405,864 shares of Common Stock and 1,000,000 shares of Series B Preferred Stock, representing 50.36%, of the issued and outstanding shares of Common Stock and 100% of the issued and outstanding shares of Series B Preferred Stock with 40% of the total voting power, respectively, representing 70.22% of the voting power of the combined classes of stock. The Written Consent adopted the following resolutions, which authorized the Company to amend the Company’s Articles of Incorporation for the purpose of increasing the authorized capital from 10,805,802 shares, consisting of 805,802 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.0001 to 550,000,000 authorized capital, consisting of 500,000,000 shares of common stock, par value $0.0001, and 50,000,000 shares of preferred stock, par value $0.0001.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority stockholder of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company. Because a stockholder holding at least a majority of the voting rights of our outstanding Common Stock and Series B Preferred Stock has voted in favor of the foregoing actions, and has sufficient voting power to approve such actions through his ownership of Common Stock and Series B Preferred Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stocks.

This Information Statement is being mailed on or about January 19, 2009 to stockholders of record on January 9, 2009.

Sincerely,

/s/ Paul Kelly
Paul Kelly
President

NB TELECOM, INC.
No. 9 Qinling Road, Yingbin Road Centralized Industrial Park
Harbin Development Zone, Heilongjiang, China 150078

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE
COMPANY'S STOCKHOLDERS IS
REQUIRED IN CONNECTION WITH THIS
INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of shares of the common stock (the “Common Stock”) of NB Telecom, Inc., a Nevada corporation (the “Company”), as of the close of business on the record date, January 9, 2009. The purpose of the Information Statement is to notify our stockholders that on January 8, 2009, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holder of 405,864 shares of Common Stock and 1,000,000 shares of Series B Preferred Stock, representing 50.36%, of the issued and outstanding shares of Common Stock and 100% of the issued and outstanding shares of Series B Preferred Stock, respectively, representing 70.22% of the voting power of the combined classes of stock which is calculated as follows: the 805,802 shares of Common Stock of the Company represents 60% of the voting power and the 1,000,000 shares of Series B Preferred Stock represents 40% of the voting power. Therefore, the stockholder which owns 405,864 shares of Common Stock and 1,000,000 shares of Series B Preferred Stock accounts for (a) 50.36% of the Common Stock 60% voting block or 50.36% multiplied by 60%, which equates to 30.22% of the total voting power of the Company, and (b) 100% of the Series B Preferred Stock voting block or 100% multiplied by 40% which equates to 40% of the total voting power of the Company. The aggregate voting power from the two classes of stock is 30.22% and 40% which equals 70.22% total. The stockholder acquired its shares of Common Stock and Series B Preferred Stock of the Company pursuant to that certain Agreement and Plan of Merger, dated December 24, 2008 entered into by the Company. The Written Consent adopted the following resolutions, which authorized the Company to amend the Company’s Articles of Incorporation for the purpose of increasing the authorized capital from 10,805,802 shares, consisting of 805,802 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.0001 to 550,000,000 authorized capital, consisting of 500,000,000 shares of common stock, par value $0.0001, and 50,000,000 shares of preferred stock, par value $0.0001.

Because a stockholder holding at least a majority of the voting rights of our outstanding Common Stock and Series B Preferred Stock has voted in favor of the foregoing resolutions, and has sufficient voting power to approve such actions through his ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from stockholders.

In accordance with our bylaws, our board of directors has fixed the close of business on January 9, 2009 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about January 19, 2009 to stockholders of record on the record date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) Section 78.390 (the “Amendment”) require the affirmative vote of the holders of a majority of the voting power of the Company. Accordingly, the holders of a majority of the voting power of the Company must approve the Amendment.

In addition, NRS 78.320 provides in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has two classes of voting stock outstanding consisting of Common Stock and Series B Preferred Stock. There are currently 805,802 shares of Common Stock issued and outstanding, and each share of Common Stock is entitled to 1 vote. The holder of the Series B Preferred Stock has voting power equivalent to 40% of the total voting power of all Common Stock holders of the Company. Accordingly, by way of example, the vote or written consent of (1) the stockholders holding at least 671,502 shares of the Common Stock or (2) the stockholder holding at least the 1,000,000 shares of the Series B Preferred Stock issued and outstanding and at least an additional 134,301 shares of the Common Stock is necessary to approve the filing of the Certificate of Amendment. In accordance with our bylaws, our board of directors has fixed the close of business on January 9, 2009 as the record date for determining the stockholders entitled to vote or give written consent.

On January 8, 2009, a stockholder holding 405,864 shares of Common Stock and 1,000,000 shares of Series B Preferred Stock, representing 50.36%, of the issued and outstanding shares of Common Stock and 100% of the issued and outstanding shares of Series B Preferred Stock (representing 70.22% of the voting power of the combined classes of stock) executed and delivered to the Company the Written Consent. Accordingly, in compliance with the NRS, at least a majority of the outstanding shares has approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing resolutions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Articles of Amendment may not be filed with the Nevada Secretary of State until twenty calendar days after this Information Statement is first mailed to our stockholders. As mentioned earlier the Amendment will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which is anticipated to be on or about February 9, 2009, twenty days after the mailing of this Information Statement.

PURPOSES AND EFFECT OF THE CHANGE

On January 8, 2009, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holder of 405,864 shares of Common Stock and 1,000,000 shares of Series B Preferred Stock, representing 50.36%, of the issued and outstanding shares of Common Stock and 100% of the issued and outstanding shares of Series B Preferred Stock having a total voting power of 40%, respectively, representing 70.22% of the voting power of the combined classes of stock which is calculated as follows: the 805,802 shares of Common Stock of the Company represents 60% of the voting power and the 1,000,000 shares of Series B Preferred Stock represents 40% of the voting power. Therefore, the stockholder which owns 405,864 shares of Common Stock and 1,000,000 shares of Series B Preferred Stock accounts for (a) 50.36% of the Common Stock 60% voting block or 50.36% multiplied by 60%, which equates to 30.22% of the total voting power of the Company, and (b) 100% of the Series B Preferred Stock voting block or 100% multiplied by 40% which equates to 40% of the total voting power of the Company. The aggregate voting power from the two classes of stock is 30.22% and 40% which equals 70.22% total. The Written Consent adopted the resolutions, which authorized the Company to amend the Company’s Articles of Incorporation for the purpose of increasing the authorized capital from 10,805,802 shares, consisting of 805,802 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $0.0001 to 550,000,000 authorized capital, consisting of 500,000,000 shares of common stock par value $0.0001, and 50,000,000 shares of preferred stock, par value $0.0001. The text of the proposed Amendment to the Articles of Incorporation which contains the increase in the authorized capital is attached hereto as Appendix I. This Amendment will not affect total stockholder equity but will increase the authorized capitalization of the Company.

Our Board of Directors believes that by increasing the number of authorized capital of the Company will give the Company more flexibility to meet its obligations. Currently, the Company does not have sufficient shares of Common Stock authorized to (a) honor certain contractual obligations under that certain Agreement and Plan of Merger the Company entered into on December 24, 2008, and (b) allow for future transactions to raise the working capital funds of the Company. Accordingly, the Company needs to increase its authorized share capital. The additional Common Stock authorized by the proposed amendment would have rights identical to our currently outstanding Common Stock. Holders of our Common Stock are entitled to 1 vote per share. The additional Series B Preferred Stock authorized by the proposed amendment would have rights identical to our currently outstanding Series B Preferred Stock such that holders of Series B Preferred Stock have voting power equivalent to 40% of the total voting power of all Common Stock holders of the Company. Holders of our Common Stock and Series B Preferred Stock are entitled to vote on all matters submitted to a vote of our stockholders, including the election of directors, and except as otherwise required by law, the holders of such shares will exclusively possess all voting power. Holders of Common Stock and Series B Preferred Stock do not have the right to cumulative voting for the election of directors. Subject to the preferential rights of any outstanding series of preferred stock, the holders of Common Stock and Series B Preferred Stock will be entitled to such dividends as may be declared from time to time by our Board from funds legally available therefore and will be entitled to receive pro rata all of our assets available for distribution to such holders upon liquidation. The Board further believes that it is in Company’s best interests to increase the number of authorized shares of Common Stock in order to provide the Company with the flexibility to issue Common Stock without further action by the Company’s stockholders (unless required by law or regulation) for such other corporate purposes as the Board may deem advisable. These purposes may include, among other things, the sale of shares to obtain additional capital funds, the purchase of property, the use of additional shares for various equity compensation and other employee benefit plans of the Company or of acquired companies, the acquisition of other companies, and other bona fide purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of January 7, 2009, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company, and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The Certificate of Change to effectuating the 124.1 to 1 reverse split of the issued and outstanding shares of common stock, while correspondingly reducing the Company’s authorized capital, was filed with the Secretary of State of Nevada on January 6, 2009. As of such date, the Company had 110,000,000 shares of stock authorized, of which 100,000,000 shares of common stock were authorized, issued and outstanding and 10,000,000 shares of preferred stock were authorized, of which 1,000,000 shares of Series A Preferred Stock were issued and outstanding and 1,000,000 shares of Series B Preferred Stock were issued and outstanding.

There are no options or warrants convertible into shares of Common Stock. There are 1,000,000 shares of convertible Series A preferred stock of the Company convertible approximately 1:38.2 into 38,194,072 shares of Common Stock of the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class

Paul Kelly	0	—
Craig Burton	0	—
Leonard Battaglia	0
All officers and directors
as a group (3 persons)	0	—

XD. Engineering Plastics Company Limited	405,864	50.36%	(3)
P.O. Box 957, Offshore Incorporations Centre
Road Town, Tortola, British Virgin Islands

(1)	Except as otherwise noted, each shareholder's address is No. 9 Qinling Road, Yingbin Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang, China 150078.

(2)	Except as otherwise noted, all shares are owned of record and beneficially.

(3)	XD is the holder of 1,000,000 shares of convertible Series A preferred stock of the Company convertible approximately 1:38.2 into 38,194,072 shares of Common Stock of the Company. XD also is the holder of 1,000,000 shares of Series B Preferred Stock which has voting power equivalent to 40% of the total

EXECUTIVE COMPENSATION

The following is a summary of the compensation paid to our executive officers for the two years ending December 31, 2007.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total ($)
Paul Kelly President	2006	$33,448	$0	$0	$0	0	$0	$0	$33,448
	2007	$23,270	$0	$0	$0	0	$0	$0	$23,270
Craig Burton	2006	$0	$0	$0	$0	0	$0	$0	$0
	2007	$0	$0	$0	$0	0	$0	$300	$300

The following is a summary of all options, unvested stock and equity incentive plans for our Executive Officers for the year ending December 31, 2007.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Un-Exercised Options Un-Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Paul Kelly	0	0	0	N/A	N/A	0	0	0	0
Craig Burton	0	0	0	N/A	N/A	0	0	0	0

The following is a summary of the compensation paid to our Directors for the period ending December 31, 2007.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Paul Kelly	23,270	0	0	0	0	0	23,270
Craig Burton	300	0	0	0	0	0	300
Leonard J. Battaglia	0	0	0	0	0	0	0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described in this Information Statement, none of the following parties has, since the date of incorporation of the Company, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

—	any of our directors or officers;
—	any person proposed as a nominee for election as a director;
—	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or
—	any relative or spouse of any of the foregoing persons who has the same house as such person.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment to the Articles of Incorporation or reverse split which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE ARTICLES OF AMENDMENT, PLEASE CONTACT:

NB TELECOM, INC.
No. 9 Qinling Road, Yingbin Road Centralized Industrial Park
Harbin Development Zone, Heilongjiang, China 150078

By Order of the Board of Directors,

/s/ Paul Kelly
Paul Kelly
President

Appendix I

AMENDMENT TO ARTICLES OF INCORPORATION
OF
NB TELECOM, INC.

NB Telecom, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies asfollows:

1.     The name of the corporation is NB Telecom, Inc. The date of filing of its original Articles of Incorporation with the Secretary of State was December 1, 2005.

2.     This Amended Articles of Incorporation amends the provisions of the Articles of Incorporation of this corporation in full.

3.     The text of the Articles of Incorporation as amended and heretofore is hereby amended to read as herein set forth in full:

ARTICLES OF INCORPORATION
OF
NB TELECOM, INC.

I.

        The total number of shares of all classes which the Corporation has authority to issue is 550,000,000, of which 500,000,000 shares shall be designated as “Common Stock” with a par value of $.0001 per share, and 50,000,000 shares shall be designated as “Preferred Stock” with a par value of $.0001 per share.

        The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock are as follows:

        A.     Preferred Stock

        The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, and Articles of Amendment shall be filed as required by law with respect to issuance of such Preferred Stock, prior to the issuance of any shares of Preferred Stock.

        The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, dividing of such shares into series or providing for a change in the number of, shares of any Preferred Stock and, if and to the extent from time to time required by law, by filing Articles of Amendment which are effective without Shareholder action to increase or decrease the number of shares included in the Preferred Stock, but not below the number of shares then issued, and to set or change in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of Preferred Stock. Notwithstanding the foregoing, the Board of Directors shall not be authorized to change the rights of holders of the Common Stock of the Corporation to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to the Preferred Stock shall include, but not be limited to, setting or changing the following:

1.	the annual dividend rate, if any, on shares of Preferred Stock, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

2.	whether the shares of Preferred Stock shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

3.	the obligation, if any, of the Corporation to redeem shares of Preferred Stock pursuant to a sinking fund;

4.	whether shares of Preferred Stock shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

5.	whether the shares of Preferred Stock shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;

6.	the rights of the shares of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

7.	any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to the Preferred Stock.

        The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

        B     COMMON STOCK

        Subject to all of the rights of the Preferred Stock as expressly provide herein, by law or by the Board of Directors pursuant to this Article I, the Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation’s Articles of Incorporation, including, but not limited to, the following rights and privileges:

(1)	dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;

(2)	the holders of Common Stock shall have the unlimited right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

(3)	upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation the net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

II.

        The governing board of the corporation shall be styled as a “Board of Directors”, and any member of said Board shall be styled as a “Director.”

        The number of members constituting the first Board of Directors of the corporation is three; and the name and the post office box or street address, either residence or business, of each of said members are as follows:

NAME	ADDRESS
Jie Han	c/o Harbin Xinda Macromolecule Material Co., Ltd., No. 9 Qinling Road, Yingbin Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, P.R. China.

Qingwei Ma	c/o Harbin Xinda Macromolecule Material Co., Ltd., No. 9 Qinling Road, Yingbin Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, P.R. China.

Junjie Ma	c/o Harbin Xinda Macromolecule Material Co., Ltd., No. 9 Qinling Road, Yingbin Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, P.R. China.

        The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

III.

        The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

IV.

        The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

V.

        The Board of Directors of the Corporation may, from time to time, and at its discretion, cause the Corporation to purchase its own shares and such shares may be reissued by the Corporation.

VI.

        The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

VII.

        The Board of directors is hereby authorized to take any and all actions without shareholder approval, which are allowed by the General Corporation Law of the state of Nevada.